As filed with the Securities and Exchange Commission on April 8, 2011.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COMMUNITY BANKERS TRUST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	20-2652949
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4235 Innslake Drive, Suite 200 Glen Allen, Virginia	23060
(Address of Principal Executive Offices)	(Zip Code)

Community Bankers Trust Corporation 2009 Stock Incentive Plan

(Full title of the plan)

John M. Oakey, III

General Counsel and Secretary

Community Bankers Trust Corporation

4235 Innslake Drive, Suite 200

Glen Allen, Virginia 23060

(Name and address of agent for service)

(804) 934-9999

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee (2)
Common stock, par value $0.01 per share	2,650,000	$1.15	$3,047,500	$354

(1)	Pursuant to Rule 416 under the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.
(2)	Pursuant to Rule 457(h) under the Securities Act, the registration fee is based on the average of the high ($1.17) and low ($1.13) prices reported on the NYSE Amex on April 6, 2011.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference and made a part hereof to the extent such documents are considered filed with the Commission:

(1)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, File No. 001-32590;

(2)	the Registrant’s Annual Report on Form 10-K/A (Amendment No. 2) for the fiscal year ended December 31, 2009, as amended by the Registrant’s Annual Report on Form 10-K/A (Amendment No. 3) for the fiscal year ended December 31, 2009, File No. 001-32590;

(3)	the Registrant’s Current Reports on Form 8-K filed March 7, 2011 and March 17, 2011, File No. 001-32590; and

(4)	the description of the Registrant’s common stock as set forth in its registration statement on Form 8-A filed on August 1, 2005, as amended by Form 8-A/A (Amendment No. 1) filed on September 21, 2005 and Form 8-A/A (Amendment No. 2) filed on May 23, 2006, File No. 001-32590.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents, to the extent such documents are considered filed with the Commission. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Troutman Sanders LLP, counsel to the Registrant, has rendered its opinion that the Common Stock, when issued pursuant to the terms and conditions of the Plan, will be validly issued, fully paid and non-assessable. Such counsel does not have a substantial interest in or connection with the Registrant or its subsidiaries requiring disclosure herein.

Item 6.	Indemnification of Directors and Officers.

Section 145(a) of the Delaware General Corporate Law (“DGCL”) provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of any other enterprise. Such indemnity may be against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of any other enterprise, against any expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, regardless of whether the corporation would have the power to indemnify the person against such liability under the provisions of the law.

The Registrant’s certificate of incorporation limits the liability of its directors to the fullest extent permitted by Delaware law. The Registrant’s certificate of incorporation and bylaws also provide that the Registrant will indemnify and advance expenses to, to the fullest extent permitted by the DGCL, any of its directors and officers, against any and all costs, expenses or liabilities incurred by them by reason of having been a director or officer.

The foregoing is only a general summary of certain aspects of Delaware law and the Registrant’s certificate of incorporation and bylaws dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of Section 145 of the DGCL and the certificate of incorporation and bylaws of the registrant.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to its directors, officers, and controlling persons pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following exhibits are filed on behalf of the Registrant as part of this Registration Statement:

Exhibit No.	Document

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to the Company’s Current Report on Form 8-K filed on June 5, 2008 (File No. 001-32590)).

4.2	Certificate of Designations for Fixed Rate Cumulative Perpetual Preferred Stock, Series A (incorporated by reference to the Company’s Current Report on Form 8-K filed on December 23, 2008 (File No. 001-32590).

4.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation, effective as of July 17, 2009, incorporated by reference to the Company’s Annual Report on Form 10-K filed on April 23, 2010.

4.4	Amended and Restated Bylaws (incorporated by reference to the Company’s Current Report on Form 8-K filed on July 1, 2008 (File No. 001-32590)).

4.5	Specimen Common Stock Certificate (incorporated by reference to the Company’s Registration Statement on Form S-1 or amendments thereto (File No. 333-124240)).

4.6	Community Bankers Trust Corporation 2009 Stock Incentive Plan.

5.1	Opinion of Troutman Sanders LLP.

23.1	Consent of Troutman Sanders LLP (included in Exhibit 5.1).

23.2	Consent of Elliott Davis, LLC.

24.1	Powers of attorney (included on signature page).

Item 9.	Undertakings

(a)	The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that:

(B)	Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, Commonwealth of Virginia, on April 8, 2011.

COMMUNITY BANKERS TRUST CORPORATION

By:	/s/ Rex L. Smith, III
Rex L. Smith, III
Executive Vice President

Each of the undersigned hereby appoints Bruce E. Thomas and John M. Oakey, III as attorneys and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments and exhibits to the registration statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered hereby with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rex L. Smith, III Rex L. Smith, III	Executive Vice President (principal executive officer)	April 8, 2011

/s/ Bruce E. Thomas Bruce E. Thomas	Executive Vice President and Chief Financial Officer (principal financial officer)	April 8, 2011

/s/ Laureen D. Trice Laureen D. Trice	Senior Vice President and Controller (principal accounting officer)	April 8, 2011

/s/ Alexander F. Dillard, Jr. Alexander F. Dillard, Jr.	Chairman of the Board	April 8, 2011

/s/ Richard F. Bozard Richard F. Bozard	Director	April 8, 2011

Signature	Title	Date

/s/ L. McCauley Chenault L. McCauley Chenault	Director	April 8, 2011

/s/ Glenn J. Dozier Glenn J. Dozier	Director	April 8, 2011

/s/ P. Emerson Hughes, Jr. P. Emerson Hughes, Jr.	Director	April 8, 2011

/s/ Troy A. Peery, Jr. Troy A. Peery, Jr.	Director	April 8, 2011

/s/ Eugene S. Putnam, Jr. Eugene S. Putnam, Jr.	Director	April 8, 2011

/s/ S. Waite Rawls III S. Waite Rawls III	Director	April 8, 2011

/s/ Gary A. Simanson Gary A. Simanson	Director	April 8, 2011

/s/ John C. Watkins John C. Watkins	Director	April 8, 2011

/s/ Robin Traywick Williams Robin Traywick Williams	Director	April 8, 2011

EXHIBIT INDEX

Exhibit No.	Document

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to the Company’s Current Report on Form 8-K filed on June 5, 2008 (File No. 001-32590)).

4.2	Certificate of Designations for Fixed Rate Cumulative Perpetual Preferred Stock, Series A (incorporated by reference to the Company’s Current Report on Form 8-K filed on December 23, 2008 (File No. 001-32590).

4.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation, effective as of July 17, 2009, incorporated by reference to the Company’s Annual Report on Form 10-K filed on April 23, 2010.

4.4	Amended and Restated Bylaws (incorporated by reference to the Company’s Current Report on Form 8-K filed on July 1, 2008 (File No. 001-32590)).

4.5	Specimen Common Stock Certificate (incorporated by reference to the Company’s Registration Statement on Form S-1 or amendments thereto (File No. 333-124240)).

4.6	Community Bankers Trust Corporation 2009 Stock Incentive Plan.

5.1	Opinion of Troutman Sanders LLP.

23.1	Consent of Troutman Sanders LLP (included in Exhibit 5.1).

23.2	Consent of Elliott Davis, LLC.

24.1	Powers of attorney (included on signature page).